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                                                                     EXHIBIT 4.1

                                     COM21

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


           COMMON STOCK                                      COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE                      SEE REVERSE FOR STATEMENTS
 IN BOSTON, MA OR NEW YORK, NY                           RELATING TO RIGHTS,
                                                     PRIVILEGES AND RESTRICTIONS

THIS CERTIFIES THAT

is the owner of

  FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF

                                 -------------
                                  COM21, INC.
                                 -------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Register.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ DAVID L. ROBERTSON                           /s/ PETER D. FENNER
------------------------------                   ------------------------------
David L. Robertson                               Peter D. Fenner
Vice President and                               President and
Chief Financial Officer                          Chief Executive Officer

                                 -------------
                                  COM21, INC.
                                 CORPORATE SEAL
                                    DELAWARE
                                 -------------


COUNTERSIGNED AND REGISTERED:
   BankBoston, N.A.
   Transfer Agent and Registrar

By: /s/ M. PENEZIC
   ----------------------------
        M. Penezic